UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 29, 2016

TRIPADVISOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35362	80-0743202
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 1st Avenue

Needham, MA 02494

(Address of principal executive offices) (Zip code)

(781) 800-5000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 29, 2016, Noel Watson, age 40, was appointed Chief Accounting Officer of the Company. Since December 2011, Mr. Watson has served in various accounting roles with TripAdvisor, most recently as the Company’s Vice President—Accounting, and Controller. Prior to that, from April 2006 until December 2011, Mr. Watson served in various accounting roles with Expedia, Inc., most recently as Senior Director of Accounting. Mr. Watson began his career at Arthur Andersen LLP and received his bachelor’s degree in accounting from Bryant University. Mr. Watson’s new title will be Vice President—Finance and Accounting, and Chief Accounting Officer.

There is no material arrangement or understanding between Mr. Watson and any other person(s) pursuant to which he was selected as Chief Accounting Officer. Mr. Watson does not have any family relationships with any director, executive officer or person nominated to or chosen by TripAdvisor to become a director or executive officer of TripAdvisor. Mr. Watson is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPADVISOR, INC.

Dated: March 4, 2016	By:	/s/ Ernst Teunissen
Ernst Teunissen Chief Financial Officer